As filed with the Securities and Exchange Commission on ________________________.	Registration No. 333-113541

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADERA MINES LIMITED
(Name of small business issuer in its charter)

Nevada	1081	98-0427221
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

ADERA MINES LIMITED	CORPORATION TRUST COMPANY OF NEVADA
1020 Harwood Street	6100 Neil Road, Suite 500
Suite 1201	Reno, Nevada 89544
Vancouver, British Columbia	(775) 688-3061
Canada V6E 4R1
(604) 716-1675
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ADERA MINES LIMITED
Shares of Common Stock
500,000 Minimum - 2,000,000 Maximum

We are offering 500,000 shares of common stock, minimum, 2,000,000 shares of common stock, maximum on a self-underwritten basis. The offering price is $0.10 per share. In the event that 500,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 500,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and used for the purposes set forth in the Use of Proceeds section of this prospectus. There are no minimum purchase requirements and there are no arrangements to place any funds in an escrow, trust or similar account.

There is currently no public market for our securities.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.080	0.020
Per Share - Maximum	$0.10	$0.015	0.085
Minimum	$50,000	$30,000	20,000
Maximum	$200,000	$30,000	170,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have a right to explore one mineral claim. The mineral claim is located in British Columbia and recorded in the name of Slavko Bebek, our president. Mr. Bebek has not provided us with a signed or executed bill of sale in our favor. Mr. Bebek will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the mineral claim. Should Mr. Bebek transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Bebek will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Mr. Bebek for breach of contract because we have no written agreement with Mr. Bebek and in our opinion, an enforceable action for breach of a contract relating to real property must be in writing. As such, any action we take against Mr. Bebek will be limited to breach of fiduciary duty.

We intend to explore for gold on the mineral claim. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Our administrative office is located at 1020 Harwood Street, Suite 1201, Vancouver, British Columbia, Canada V6E 4R1 and our telephone number is (604) 716-1675 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89544. Our fiscal year end is January 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 500,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed
180 days, unless extended by our board of directors for
an additional 90 days.
Net proceeds to us	Approximately $170,000 assuming the maximum
number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses,
research and exploration.
Number of shares outstanding before
the offering	5,000,000
Number of shares outstanding after the
offering if all of the shares are sold	7,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	October 31, 2004	January 31, 2004
	(unaudited)	(audited)
Balance Sheet
Total Assets	$103	$70
Total Liabilities	$20,262	$14,582
Stockholders Deficit	$(20,159)	$(14,512)

	Nine Months Ended	Period Ended
	October 31, 2004	January 31, 2004
	(unaudited)	(audited)
Income Statement
Revenue	$-	$-
Total Expenses	$11,047	$15,162
Net Loss	$(11,047)	$(15,162)
Net Loss Per Share	$-	$-

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Adera Mines Limited:
  Because our auditors have issued a going concern opinion, if we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

  Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

  Our plan of operation and the funds we raise from this offering will be used for exploration of the mineral claim to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

  Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

  The probability of an individual prospect ever having reserves is extremely remote. In all probability the mineral claim does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

  We were incorporated in December 2003 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $26,209. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral claim
*	our ability to generate revenues
*	our ability to reduce exploration costs.

  Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

  Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

  Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the mineral claim. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

  Because title to the property is held in the name of one of our officers, if he transfers the mineral claim to someone other than us, we will cease operations.

  Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the mineral claim is recorded in the name of Slavko Bebek, our president. If he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any mineral claim and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order for us to own record title to the property, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the mineral claim

  Because we have no written agreement with Mr. Bebek our president, regarding transfer of title to us, should he transfer title to a third person, we will be limited to a cause of action against Mr. Bebek for breach of fiduciary duty.

  In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Bebek will convey title to the mineral claim to the wholly owned subsidiary corporation. Should Mr. Bebek transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Bebek will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Mr. Bebek for breach of contract because we have no written agreement with Mr. Bebek and in our opinion, an enforceable action for breach of a contract relating to real property must be in writing. As such, any action we take against Mr. Bebek will be limited to breach of fiduciary duty.

  Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

  Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

  Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

  Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the mineral claim.

  We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

  Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

  Because Mr. Bebek and Ms. Bilynska have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

  Because Mr. Bebek and Ms. Bilynska, our officers and directors have other outside business activities and will only be devoting 10% of their time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Bebek and Ms. Bilynska. As a result, exploration of the mineral claim may be periodically interrupted or suspended.

  Because we have not allocated any money for reclamation of the mining claim, we may be subject to fines if the mining claim is not restored to its original condition upon termination of our activities.

  We have not allocated any funds for reclamation of the mining claim. As such, if we terminate our operations and do not restore the mining claim to its original condition we could be subject to fines under the Health, Safety and Reclamation Code for Mines in British Columbia.

Risks associated with this offering:
  If our officers and directors resign or die without having found replacements our operations will be suspended or cease. If that should occur, you could lose your investment.

  We have two officers and directors. We are entirely dependent upon them to conduct our operations. If they should resign or die there will be no one to run us. If that should occur, until we find other persons to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

  Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you will not be able to elect any directors or control operations.

  Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Bebek and Ms. Bilynska will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Bebek and Ms. Bilynska will be able to elect all of our directors and control our operations.

  Because Mr. Bebek and Ms. Bilynska are risking a small amount of capital and mineral claim, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

  Mr. Bebek and Ms. Bilynska, our only shareholders will receive a substantial benefit from your investment. They supplied the mineral claim, paid expenses and made a loan all of which totaled $17,162 as at October 31, 2004. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Bebek and Ms. Bilynska will lose only approximately $17,162.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance.

  Because you will incur immediate substantial dilution in the value of your shares, you will suffer an immediate loss.

  You will suffer an immediate substantial dilution in the value of your shares. While you paid $0.10 for each share, the net tangible book value will immediately decline to $0.00003 if the minimum number of shares are sold and $0.021 if the maximum number of shares are sold. As a result, you will suffer and immediate loss in the value of your shares.

  Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that occurs you could lose your investment.

  There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.

USE OF PROCEEDS

Our offering is being made on a best efforts - $50,000 minimum $200,000 maximum basis. The table below sets forth the use of proceeds if 25%, 62.50% and 100% of the offering is sold.

	Minimum	62.50%	Maximum

Gross proceeds	$50,000	$125,000	$200,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$20,000	$95,000	$170,000

The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$10,500	$78,900	$142,000
Analyzing Samples	$3,000	$3,000	$3,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$500	$1,500	$1,500
Office Equipment	$400	$1,000	$1,000
SEC filing	$250	$250	$2,150
Secretary	$0	$0	$5,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. Consulting services is the supervision of the exploration program of the mineral claim by one mining engineers. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Core drilling will cost $20.00 per foot. We drill as many holes as proceeds from the offering allow. We estimate drilling approximately five holes if we raise the minimum; 40 holes if we raise 62.50% of the proceeds; and, 71 holes if we raise the maximum. We estimate it will cost up to $3,000 to analyze the core samples.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, legal and accounting fees related to filing reports with the SEC, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the mineral claim.

No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 31, 2004, the net tangible book value of our shares of common stock was a deficit of ($20,159) or approximately a deficit of ($0.004) per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $149,841 or approximately $0.021 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.025 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.021 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.6% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or approximately $Nil per share.

If 62.50% of the Shares Are Sold:

Upon completion of this offering, in the event 62.50% of the shares are sold, the net tangible book value of the 6,250,000 shares to be outstanding will be $74,841, or approximately $0.012 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.012 per share.

After completion of this offering, if 1,250,000 shares are sold, you will own approximately 20% of the total number of shares then outstanding for which you will have made a cash investment of $125,000, or $0.10 per share. Our existing stockholders will own approximately 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or approximately $Nil per share.

If the Minimum Number of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be ($159), or approximately ($0.0003) per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.0003 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50 or approximately $Nil per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.004)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$0.022
Increase to present stockholders in net tangible book value per share after offering	$0.026
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	7,000,000
Percentage of ownership after offering	71.42%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.078
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.58%

Purchasers of Shares in this Offering if 62.50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.088
Capital contributions	$125,000
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	20%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.10
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 500,000 shares of common stock, minimum, 2,000,000 shares of common stock maximum on a self-underwritten basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account until we receive a minimum of $50,000 at which time we will appropriate those funds for the uses set forth in the Use of Proceeds section of this prospectus. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days There are no arrangements to place any funds in an escrow, trust or similar account. There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. Accordingly the only assurance you have that the money will be returned to you is our verbal assurance. There are no finders involved in our distribution.

We will sell the shares in this offering through Slavko Bebek, one of our officers and directors. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.   The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.   The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.   The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bebek is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months participate in selling and offering securities for any issuer.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Bebek will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares in the states of Wyoming and Colorado, or outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.   execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ADERA MINES LIMITED."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on December 30, 2003. We are an exploration stage corporation. An exploration state corporation is one engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89544 and our business office is located at 1020 Harwood Street, Suite 1201, Vancouver, British Columbia, Canada V6E 4R1. This is our mailing address as well. Our telephone number is (604) 716-1675. Our office space is located at Suite 1201-1020 Harwood Street, Vancouver, B.C. V6E 4R1 Canada. Our rent is $100 per month and is donated by our officers until mineralized material is discovered.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. We do not consider ourselves to be a blank check as the term is defined in Regulation C, Rule 419 of the Securities Act of 1933, and do not intend to merge with or acquire another company in the foreseeable future

Background

In December 2003, Slavko Bebek, our president and a member of the board of directors acquired one mineral claim containing one mining claim in British Columbia, Canada by arranging the staking of the same through Lloyd Brewer, a non affiliated third party. Mr. Brewer is a self-employed contract staker and field worker residing in Vancouver, British Columbia.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. Mr. Bebek and Maryna Bilynska each paid Mr. Brewer $781 or a total of $1,561 to stake the claims. The claim was recorded in Mr. Bebek's name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. Mr. Bebek has not provided us with a signed or executed bill of sale in our favor. Mr. Bebek will issue a Bill of Sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the mineral claim. Mr. Bebek has agreed not to transfer title to anyone else. The forgoing agreement is oral. There are no other terms to our agreement with Mr. Bebek. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Bebek will convey title to the mineral claim to the wholly owned subsidiary corporation. Should Mr. Bebek transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Mr. Bebek will be liable to us for breach of fiduciary duty. We do not believe, however, that we would have any action against Mr. Bebek for breach of contract because we have no written agreement with Mr. Bebek and in our opinion, an enforceable action for breach of a contract relating to real property must be in writing. As such, any action we take against Mr. Bebek will be limited to breach of fiduciary duty. To date we have not performed any work on the mineral claim. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's mineral claim, that is the province of British Columbia.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's mineral claim is one such acquisition. Accordingly, fee simple title to the Company's mineral claim resides with the Crown.

The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The mineral claim is unencumbered and there are no competitive conditions which affect the mineral claim. Further, there is no insurance covering the mineral claim and we believe that no insurance is necessary since the mineral claim is unimproved and contains no buildings or improvements.

To date we have not performed any work on the mineral claim. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the mineral claim until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the mineral claim. We have no plans to try interest other companies in the mineral claim if mineralization is found. If mineralization is found, we will try to develop the mineral claim ourselves.

Claims

The following is the tenure number, claim, date of recording and expiration date of our claim:

Claim No.	Document Description	Date of Recording	Date of Expiration
407574	Gold Ledge	December 30, 2003	December 6, 2004

In order to maintain this claim we must pay a fee of CDN$100 per year.

Location and Access

The mineral claim is located 120 miles north of Vancouver, on the southern slopes of the Shulaps Mountain Range. The Mineral claim is in the Lillooet Mining Division, and is centered at approximately 50 degrees 55 feet North latitude and 122 degrees 29 feet West longitude on NTS Map Sheet 92J/16W. Gold Bridge lies 17 miles, by air or 25 miles by gravel road, to the west. A gravel road runs through the mineral claim which allows access for core drilling. No improvements are necessary for our core drilling.

MAP 1

YUKON
N.W.T.
ALASKA
U.S.A.
Stewart
BRITISH
COLUMBIA
Ft. St. John
Dawson Creek
ALBERTA
Prince Rupert
Smithers
PROPERTY LOCATION
Prince George
Bella Coola
Williams Lake
Pacific Ocean
Kamloops
Kelowna
Vancouver
Beaverdell
Cranbrook
Trail
Victoria
U.S.A.
0
200km
400km
Scale 1" = 100 miles
ADERA MINES LIMTED
Gold Ledge Project
LOCATION MAP
Gold Ledge 1.04

MAP 2

GOLD LEDGE PROJECT
Creek
Marshall
Creek
MARSHALL RIDGE
Jones
33
34
35
36
37
38
39
40

0
2000m
4000m
Scale 1:50,000

Contour Interval = 100 ft
Road
Rivers & Creeks

ADERA MINES LIMITED

GOLD LEDGE PROJECT

CLAIM & TOPOGRAPHY MAP

Lillooet M.D., British Columbia

Jun 2004

Gold Ledge 04-02

FIGURE 2

Physiography

The Mineral claim is situated on the southern slopes of the Shulaps Mountain Range within the Chilcotin Range of the Coast Mountain Physiographic Region of Southwestern British Columbia. Elevations within the mineral claim range from 4,100 feet within the Hog Creek Valley at the southwestern corner of the claims to 6,900 feet within the north central area of the mineral claim.

Slopes throughout the claim area are generally steep. Below 6,500 feet the vegetation consists mainly of fir and pine trees, much of it mature first and second growth. Alpine vegetation is present at elevations greater than approximately 6,500 feet. The climate features warm summers and cold winters. The region is fairly arid during the summer months. Average yearly precipitation is 20 inches. A snow pack of 5-8 feet begins to accumulate in November and lingers in places into June. The recommended field season is from early June to late October.

Mineral Claim Geology

Sedimentary rocks of the Bridge River Complex make up over 70% of the exposed rocks on the mineral claim. The major rock type is shale generally a dark grey or black with thin sand interbeds.

The majority of the mineralized and unmineralized quartz veining occurs. These quartz veins occur in both rock units.

History of Previous Work

The Mineral claim is located within the eastern region of the prolithic Bridge River - Bralorne Mining Camp.

The earliest record of exploration activity within the current claim boundaries is within the Canadian Geological Survey Memoir which was published in 1922.

The 1925 BC Ministry of Mines Annual Report states that there have been several open trenches and a 58-foot deep adit dug to expose the quartz veins. Additional trenches were completed in 1926.

During the 1980's the mineral claim was owned by Stryder Explorations Ltd. Only limited reconnaissance prospecting and sampling was carried out during this period. Several rock and stream sediment samples collected during this period returned highly anomalous values in gold.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the mineral claim contains mineralized material. He will make the determination based upon the results of our exploration. We have not selected a consultant, who will be a mining engineer and supervise our exploration program, as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the mineral claim. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The mineral claim is undeveloped raw land. The mineral claim is situated on the southern slopes of the Shulaps Mountain Range within the Chilcotin Range of the Coast Mountain Physiographic Region of Southwestern British Columbia. Elevations within the mineral claim range from 4,100 feet within the Hog Creek Valley at the southwestern corner of the claims to 6,900 feet within the north central area of the mineral claim.

Slopes throughout the claim area are generally steep. Below 6,500 feet the vegetation consists mainly of fir and pine trees, much of it mature first and second growth. Alpine vegetation is present at elevations greater than approximately 6,500 feet. The climate features warm summers and cold winters. The region is fairly arid during the summer months. Average yearly precipitation is 20 inches. A snow pack of 5-8 feet begins to accumulate in November and lingers in places into June. The recommended field season is from early June to late October.

The mineral claim is located 120 miles north of Vancouver, on the southern slopes of the Shulaps Mountain Range. The Mineral claim is in the Lillooet Mining Division, and is centered at approximately 50 degrees 55 feet North latitude and 122 degrees 29 feet West longitude on NTS Map Sheet 92J/16W. Gold Bridge lies 17 miles, by air or 25 miles by gravel road, to the west. A gravel road runs through the mineral claim which allows access for core drilling. No improvements are necessary for our core drilling

The mining claim is without known reserves and the proposed program is exploratory in nature. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the mineral claim has never been mined. The only event that has occurred is the staking of the mineral claim by Lloyd Brewer and a physical examination of the mineral claim by Mr. Bebek, our president and director. The cost of staking the claim was included in the $1,562 paid to Mr. Brewer. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining mineral claim may or may not be located under the mineral claim.

We do not claim to have any minerals or reserves whatsoever at this time on any of the mineral claim.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Mr. Bebek, after confirming with our consultant, will determine where drilling will occur on the mineral claim. Because Mr. Bebek is inexperienced with exploring for, starting, and operating an exploration program and has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry, his decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry. Mr. Bebek will not receive compensation for his services at this time. Mr. Bebek will only be compensated in the event that we find mineralized material and begin removing it. The samples will be tested to determine if mineralized material is located on the mineral claim. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the mineral claim; or develop the mineral claim. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 525 linear feet or 5 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 71 holes to a depth of 100 feet. We estimate that it will take up to three months to drill 70 holes to a depth of 100 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity within 90 days of completion of this offering, weather permitting.

The breakdowns were made in consultation with Mr. Brewer.

We do not intend to interest other companies in the mineral claim if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultants. Because our management is inexperienced with exploring for, starting, operating an exploration program, or developing a property, we will have to hire qualified persons to perform surveying, exploration, and excavation of the mineral claim. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration and development companies commonly use.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration operation within 90 days of the completion of this offering weather permitting.

Competitive Factors

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the mineral claim. We will either find gold on the mineral claim or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the mineral claim.

We will secure all necessary permits for exploration and, if development is warranted on the mineral claim, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the mineral claim. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the mineral claim. We have not allocated any funds for the reclamation of the mineral claim. We estimate that is will cost between $500.00 and $5,000.00 to reclaim the mineral claim.

Employees

We intend to retain a consultant. The consultant will supervision of the exploration program. We will pay him between $5,000 and $15,000 for his services during our exploration program. He will be responsible for retaining the drilling contractor and to have the core samples assayed. Core drilling will cost between $10,500 and $142,000. Analyzing the core samples will cost $3,000. Other than the foregoing, our only employees will be our officers and directors.

Employees and Employment Agreements

At present, we have no employees, other than our officers and directors. Our officers and directors are part-time employees and will devote about 10% of their time to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Mr. Bebek will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of the mineral claim. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

We have discussed this matter with our officers and directors and Mr. Bebek has agreed to advance funds as needed until the public offering is completed or fails. Mr. Bebek is committed to assuring our existence until the offering is completed or fails. Any advances by Mr. Bebek will be considered a loan. The loan will be repaid if and when we begin generating revenues. The loan will not be repaid from proceeds of this offering. The loan is due when revenues from operations are generated. The loans does not accrue interest. There is no written documentation for the loan. It is entirely oral. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that whether we raise the minimum or maximum amount in this offering, it will last a year. That is because our operations call for us to drill a number of exploratory holes and extract core samples. The number of holes we drill is predicated upon the amount of money we raise in this offering. If we raise the minimum amount we will drill fewer holes that if we raise the maximum amount. We will only drill the number of holes that we have money available from the public offering. Whether we drill the minimum number of holes or the maximum number of holes; whether we find mineralized material or not; we will be in business in 12 months because we will only spend the money we have and no more. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of the mineral claim. Our exploration program is explained below. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the mineral claim contains mineralized material. He will make the determination based upon the results of our exploration. We have not selected a consultant, who will be a mining engineer and supervise our exploration program, as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the mineral claim. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The mineral claim is undeveloped raw land. The mineral claim is situated on the southern slopes of the Shulaps Mountain Range within the Chilcotin Range of the Coast Mountain Physiographic Region of Southwestern British Columbia. Elevations within the mineral claim range from 4,100 feet within the Hog Creek Valley at the southwestern corner of the claims to 6,900 feet within the north central area of the mineral claim.

Slopes throughout the claim area are generally steep. Below 6,500 feet the vegetation consists mainly of fir and pine trees, much of it mature first and second growth. Alpine vegetation is present at elevations greater than approximately 6,500 feet. The climate features warm summers and cold winters. The region is fairly arid during the summer months. Average yearly precipitation is 20 inches. A snow pack of 5-8 feet begins to accumulate in November and lingers in places into June. The recommended field season is from early June to late October.

The mineral claim is located 120 miles north of Vancouver, on the southern slopes of the Shulaps Mountain Range. The Mineral claim is in the Lillooet Mining Division, and is centered at approximately 50 degrees 55 feet North latitude and 122 degrees 29 feet West longitude on NTS Map Sheet 92J/16W. Gold Bridge lies 17 miles, by air or 25 miles by gravel road, to the west. A gravel road runs through the mineral claim which allows access for core drilling. No improvements are necessary for our core drilling.

The mining claim is without known reserves and the proposed program is exploratory in nature. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the mineral claim has never been mined. The only event that has occurred is the staking of the mineral claim by Lloyd Brewer and a physical examination of the mineral claim by Mr. Bebek, our president and director. The cost of staking the claim was included in the $1,562 paid to Mr. Brewer by Mr. Bebek and Ms. Bilynska. Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining mineral claim may or may not be located under the mineral claim.

We do not claim to have any minerals or reserves whatsoever at this time on any of the mineral claim.

We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 1,400 feet in order to extract a samples of earth. Mr. Bebek, after confirming with our consultant, will determine where drilling will occur on the mineral claim. Because Mr. Bebek is inexperienced with exploring for, starting, and operating an exploration program and has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry, his decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry. Mr. Bebek will not receive compensation for his services at this time. Mr. Bebek will only be compensated in the event that we find mineralized material and begin removing it. The samples will be tested to determine if mineralized material is located on the mineral claim. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the mineral claim; or develop the mineral claim. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 525 linear feet or 5 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 71 holes to a depth of 100 feet. We estimate that it will take up to three months to drill 70 holes to a depth of 100 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity within 90 days of completion of this offering, weather permitting. We expect to complete with the exploration and analysis to the core samples within 9 months of completing the offering.

The breakdowns were made in consultation with Mr. Brewer.

We do not intend to interest other companies in the mineral claim if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultants. Because our management is inexperienced with exploring for, starting, operating an exploration program, or developing a property, we will have to hire qualified persons to perform surveying, exploration, and excavation of the mineral claim. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration and development companies commonly use.

We intend to retain a consultant. The consultant will supervision of the exploration program. He will be mining engineer. We will pay him between $5,000 and $15,000 for his services during our exploration program. He will be responsible for retaining the drilling contractor and to have the core samples assayed. Core drilling will cost between $10,500 and $142,000. Analyzing the core samples will cost $3,000. Other than the foregoing, our only employees will be our officers and directors.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the mineral claim will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

The following are our milestones:

1.   0-30 days after completion of the offering, retain our consultant to manage the exploration of the property. - Cost $5,000 to $15,000. Time of retention 0-90 days.

2.   30-120 after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties. We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 525 linear feet or 5 holes. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 71 holes to a depth of 100 feet. We estimate that it will take up to three months to drill 70 holes to a depth of 100 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity within 90 days of completion of this offering, weather permitting. We expect to complete with the exploration and analysis to the core samples within 9 months of completing the offering.

3.   240-270 days after completion of the offering. Have independent an third party analyze the samples from the core drilling and determine if mineralized material is below the ground. We estimate that it will cost $3,000 to analyze the core samples and will take 30 days.

All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

At October 31, 2004, the President, Slavko Bebek and the Secretary, Maryna Bilynska are each owed $8,581 which are non-interest bearing, unsecured and due on demand. The amounts owing represent operating expenses and mineral property recording fees paid on our behalf. Mr. Bebek provides management services and office premises to us. The services are valued at $250 per month and office premises are valued at $100 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 and donated rent of $900 were recorded. Ms. Bilynska provides management services to the Company valued at $250 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 were recorded.

Liquidity and Capital Resources

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the mineral claim. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in Adera Mines. We must raise cash to implement our exploration program. Whether we raise the minimum amount or maximum amount, we believe it will last twelve months.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the mineral claim, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

We have the right to conduct exploration activities on one mineral claims. The mineral claim is staked and we will begin our exploration plan upon raising at least the minimum amount of this offering. We expect to start exploration operations within 90 days of completing our public offering.

Since inception, we have used our common stock to raise $50.00.

As of the date of this registration statement, we have yet to generate any revenues from our business operations. We currently have in $103 in cash. We currently have no cash needs and will not have any cash needs until we begin our exploration program which we will not begin unless we complete this offering. The expenses for legal fees are due upon SEC effectiveness of our registration statement. Mr. Bebek and Ms. Bilynska advance the cash needed. Further, the expenses for the transfer agent, printing expenses and filing fees will not be incurred if the minimum amount is not raised in this offering. Mr. Bebek and Ms. Bilynska will pay for all costs for the offering until it is successfully completed or terminated. Accordingly, without proceeds from this offering, we believe we can satisfy our cash requirements.

We issued 5,000,000 shares of common stock in consideration of $50 pursuant to the exemption from registration set forth in section 4(2) offering in December 2003. This was accounted for as an acquisition of shares. Mr. Slavko Bebek and Ms. Bilynska are each owed $8,581 which are non-interest bearing, unsecured and due on demand. The amounts owing represent operating expenses and mineral property recording fees paid on our behalf. The terms of the foregoing transactions were at arm's length and none of the parties are our affiliates. Mr. Bebek provides management services and office premises to us. The services are valued at $250 per month and office premises are valued at $100 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 and donated rent of $900 were recorded. Ms. Bilynska provides management services to the Company valued at $250 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 were recorded. There is no written documentation for the loans. They are entirely oral.

As of October 31, 2004, our total assets were $103 and our total liabilities were $20,262.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Slavko Bebek	54	president, principal executive officer, treasurer, principal
1020 Harwood Street		financial officer and a member of the board of directors
Suite 1201
Vancouver, British Columbia
Canada

Maryna Bilynska	29	secretary and a member of the board of directors
1020 Harwood Street
Suite 1201
Vancouver, British Columbia
Canada

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Slavko Bebek has been our president, principal executive officer, treasurer, principal financial officer and a member of our board of directors since inception. Since June, 1998, Mr. Bebek has been the vice president of investor relations and a director of Kobex Resources Ltd. which is located in Vancouver, British Columbia. Kobex Resources Ltd. is a junior mining and exploration company and its common stock is traded on the TSX Venture Exchange under the symbol "KBX."

Maryna Bilynska has been our secretary and a member of our board of directors since inception. Since December 2003, Ms. Bilynska has been secretary and a member of the board of directors of Peloton Resources Limited, an exploration corporation located in Vancouver, British Columbia. Since November 1999 Ms. Bilynska has been the office manager of Callinan Mines Limited located in British Columbia. Callinan Mines is a development stage mining company. From April 1999 to August 1999, Ms. Bilynska attended business law courses at Langara College, Vancouver, British Columbia. From September 1999 to November 1999, Ms. Bilynska was unemployed. From June 1998 to April 1999, Ms. Bilynska was a legal secretary at the law firm of Lando & Company, Vancouver, British Columbia.

Our officers and directors lack professional or technical training credentials related to mineral exploration, mine development or mining. We were incorporated on December 30, 2003. Mr. Bebek and Ms. Bilynska devoted no time to our operations in 2003.

Conflicts of Interest

We believe that Mr. Bebek and Ms. Bilynska are subject to conflicts of interest. The conflicts of interest arise from Mr. Bebek and Ms. Bilynska's relationship with other mining and exploration corporations. Since June, 1998, Mr. Bebek has been the vice president of investor relations and a director of Kobex Resources Ltd. which is located in Vancouver, British Columbia. Kobex Resources Ltd. is a junior mining and exploration company. Mr. Bebek duties at Kobex Resources are raising capital and investor relations. Since December 2003, Ms. Bilynska has been secretary and a member of the board of directors of Peloton Resources Limited, an exploration corporation located in Vancouver, British Columbia. Ms. Bilynska's duties at Peloton are as corporate secretary and a director. She is responsible for maintaining the corporate records of Peloton and functioning as a director. In the future, Mr. Bebek and Ms. Bilynska will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest. Mr. Bebek and Ms. Bilynska devote time to their other business activities on an as needed basis and will continue to devote time to their other business activities on an add needed basis. Other than the foregoing, no policy has been implemented or will be implemented to address conflicts of interest.

At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional properties. Further, neither Mr. Bebek nor Ms. Bilynska intend to acquire additional properties. The only conflict that we foresee is Mr. Bebek and Ms. Bilynska's devotion of time to projects that do not involve us. Mr. Bebek will devote 10% of his time or 4 hours per week to our operation and Ms. Bilynska will devote 10% of her time or 4 hours per week to our operation. Mr. Bebek and Ms. Bilynska have each unilaterally decided not to devote more time to our operations. That is because they have other corporate activities described above and enjoy devoting substantial time to travel and their hobbies, which include sailing, wind surfing, skiing and reading. In the event that Mr. Bebek and Ms. Bilynska cease devoting any time to our operations, each has agreed to resign as an officer and director.

In the event both Mr. Bebek and Ms. Bilynska resign as an officer and director, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on December 30, 2003 through January 31, 2004, for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Summary Compensation Table

						Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
						Securities
						Restricted
				Other	Under	Shares or		Other
				Annual	Options/	Restricted		Annual
Names Executive				Compen-	SARs	Share	LTIP	Compen-
Officer and Principal	Year	Salary	Bonus	sation	Granted	Units	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Slavko Bebek	2004	0	0	0	0	0	0	0
President, Treasurer	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0

Maryna Bilynska	2004	0	0	0	0	0	0	0
Secretary	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0

We have not paid any salaries in 2004, and we do not anticipate paying any salaries at any time in 2005. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Percentage of		Percentage of
		Ownership Before		Ownership After
	Number of	the Offering		the Offering
	Shares	Assuming all of	Number of	Assuming all of
Name and Address	Before the	the Shares are	Shares After	the Shares are
Beneficial Ownership [1]	Offering	Sold	Offering	Sold

Slavko Bebek	2,500,000	50.00%	2,500,000	35.71%
1020 Harwood Street
Suite 1201
Vancouver, British Columbia
Canada

Maryna Bilynska	2,500,000	50.00%	2,500,000	35.71%
1020 Harwood Street
Suite 1201
Vancouver, British Columbia
Canada

All Officers and Directors	5,000,000	100.00%	5,000,000	71.42%
as a Group (2 persons)

[1]     The persons named above are "promoters" of our company. Mr. Bebek and Ms. Bilynska are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 5,000,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Because our officers and directors will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.42% of our outstanding shares. This assumes the maximum amount is sold in this offering.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In December 2003, we issued 2,500,000 shares of restricted common stock to Slavko Bebek, our president and a member of the board of directors and 2,500,000 shares of restricted common stock to Maryna Bilynska, our secretary and a member of the board of directors. This was accounted for as an acquisition of shares of common stock in the amount of $50.

Slavek Bebek and Maryna Bilynska covered our initial expenses of incorporation, accounting, legal fees and staking by paying $15,662 directly to our staker, attorney and auditor. Mr. Slavko Bebek and Ms. Bilynska are each owed $8,581 which are non-interest bearing, unsecured and due on demand. The amounts owing represent operating expenses and mineral property recording fees paid on our behalf. The terms of the foregoing transactions were at arm's length and none of the parties are our affiliates. Mr. Bebek provides management services and office premises to us. The services are valued at $250 per month and office premises are valued at $100 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 and donated rent of $900 were recorded. Ms. Bilynska provides management services to the Company valued at $250 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 were recorded. There is no written documentation for the loans. They are entirely oral.

Mr. Bebek and Ms. Bilynska are committed to assuring our existence until the offering is completed or fails. Any advances by Mr. Bebek and Ms. Bilynska will be considered a loan. The loan will be repaid if and when we begin generating revenues. The loan will not be repaid from proceeds of this offering. The loan is due when revenues from operations are generated. The loan will not accrue interest. There is no written documentation for the loan. It is entirely oral.

Mr. Bebek will transfer the mineral claims to us if mineralized material is found on the claims. Mr. Bebek will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the mineral claims.

Mr. Bebek and Ms. Bilynska are our only promoters. They have not received or will they receive anything of value from us, directly or indirectly in their capacities as promoters.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to January 31, 2004, included in this prospectus have been audited by Manning Elliott, Chartered Accountants, 11th Floor, 1050 Pender Street, Vancouver, British Columbia, Canada, V6E 3S7, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Manning Elliott, Chartered Accountants, 11th Floor, 1050 Pender Street, Vancouver, British Columbia, Canada, V6E 3S7.

Our financial statements immediately follow:

Independent Auditors' Report

To the Board of Directors and Stockholders
of Adera Mines Limited
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Adera Mines Limited (An Exploration Stage Company) as of January 31, 2004 and the related statements of operations, cash flows and stockholders' deficit for the period from December 30, 2003 (Date of Inception) to January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 7 to the aforementioned financial statements, the accompanying financial statements have been restated to expense $1,562 of mineral property costs previously capitalized. The restatement resulted in an increase to net loss of $1,562 and no restatement of net loss per share.

In our opinion, the aforementioned financial statements, revised as described in Note 7, present fairly, in all material respects, the financial position of Adera Mines Limited (An Exploration Stage Company), as of January 31, 2004 and the related statements of operations, cash flows and stockholders' deficit for the period from December 30, 2003 (Date of Inception) to January 31, 2004, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has no business operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS
Vancouver, Canada
February 23, 2004, except as to Note 7, which is at July 5, 2004

Adera Mines Limited
(An Exploration Stage Company)
Balance Sheets
(expressed in U.S. dollars)

		(Restated -
		Note 7)
	October 31,	January 31,
	2004	2004
	$	$
	(unaudited)	(audited)

ASSETS

Current Assets

Cash	103	70

Total Assets	103	70

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

Accounts payable	1,600	-
Accrued liabilities	1,500	-
Due to related parties (Note 4)	17,162	14,582

Total Liabilities	20,262	14,582

Contingencies (Note 1 and 6)

Stockholders' Deficit

Common Stock
Authorized: 100,000,000 shares, par value $0.00001
Issued: 5,000,000 shares	50	50

Donated Capital (Note 4)	6,000	600

Deficit Accumulated During the Exploration Stage	(26,209)	(15,162)

Total Stockholders' Deficit	(20,159)	(14,512)

Total Liabilities and Stockholders' Deficit	103	70

The accompanying notes are an integral part of these financial statements

Adera Mines Limited
(An Exploration Stage Company)
Statements of Operations
(expressed in U.S. dollars)

				(Restated - Note 7)
	Period from	Three	Nine	Period from
	December 30, 2003	Months	Months	December 30, 2003
	(Date of Inception)	Ended	Ended	(Date of Inception)
	to October 31,	October 31,	October 31,	to January 31,
	2004	2004	2004	2004
	$	$	$	$
	(unaudited)	(unaudited)	(unaudited)	(audited)

Revenue	-	-	-	-

Expenses

General and administrative	547	19	547	-
Management services (Note 4)	5,000	1,500	4,500	500
Mineral property costs	1,562	-	-	1,562
Professional services	18,100	1,600	5,100	13,000
Rent (Note 4)	1,000	300	900	100

Total Expenses	26,209	3,419	11,047	15,162

Net Loss for the Period	(26,209)	(3,419)	(11,047)	(15,162)

Net Loss Per Share - Basic and Diluted		-	-	-

Weighted Average Shares Outstanding		5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements

Adera Mines Limited
(An Exploration Stage Company)
Statements of Cash Flows
(expressed in U.S. dollars)

			(Restated - Note 7)
	Period from	Nine	Period from
	December 30, 2003	Months	December 30, 2003
	(Date of Inception)	Ended	(Date of Inception)
	to October 31,	October 31,	to January 31,
	2004	2004	2004
	$	$	$
	(unaudited)	(unaudited)	(audited)

Cash Flows From (To) Operating Activities

Net loss for the period	(26,209)	(11,047)	(15,162)

Adjustment to reconcile net loss to net cash used in
operating activities

Donated consulting services and rent	6,000	5,400	600

Changes in operating assets and liabilities

Accounts payable	1,600	1,600	-
Accrued liabilities	1,500	1,500	-
Due to related parties	17,162	2,580	14,582

Net Cash Provided by Operating Activities	53	33	20

Net Cash Used by Investing Activities	-	-	-

Cash Flows from Financing Activities

Proceeds from issuance of common stock	50	-	50

Net Cash Provided by Financing Activities	50	-	50

Net Increase in Cash	103	33	70

Cash - Beginning of Period	-	70	-

Cash - End of Period	103	103	70

Non-cash Investing and Financing Activities	-	-	-

Supplemental Disclosures:

Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements

Adera Mines Limited
(An Exploration Stage Company)
Statement of Stockholders' Deficit
Period from December 30, 2003 (Date of Inception) to October 31, 2004
(expressed in U.S. dollars)

				Deficit
				Accumulated
				During the	(Restated -
	Common Stock		Donated	Development	Note 7)
	Shares	Amount	Capital	Stage	Total
	#	$	$	$	$

Balance - December 30, 2003 (Date of Inception)	-	-	-	-	-

Issuance of common stock for cash	5,000,000	50	-	-	50

Donated consulting services and rent	-	-	600	-	600

Net loss for the period	-	-	-	(15,162)	(15,162)

Balance - January 31, 2004 (audited)	5,000,000	50	600	(15,162)	(14,512)

Donated consulting services and rent	-	-	5,400	-	5,400

Net loss for the period	-	-	-	(11,047)	(11,047)

Balance - October 31, 2004 (unaudited)	5,000,000	50	6,000	(26,209)	(20,159)

The accompanying notes are an integral part of these financial statements

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U.S. dollars)

1.	Exploration Stage Company

The Company was incorporated in the State of Nevada on December 30, 2003. In January 2004, the Company purchased one mineral claim situated in the Lillooet Mining Division in the Province of British Columbia, Canada. The Company's principal business plan is to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims.

The Company has been in the exploration stage since its formation in December 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial mineable reserve, the Company will actively prepare the site for extraction and enter a development stage. At present, management devotes most of its activities to raise sufficient funds to further explore and develop its mineral properties. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and generate significant revenue. Management has plans to seek additional capital through a private placement and public offering of its common stock. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

At October 31, 2004 the Company had a working capital deficit of $20,159, which includes $17,162 owing to the President and the Secretary of the Company, who have agreed to continue to pay expenses and/or advance funds as the Company requires until the Company can raise funds through a private placement and public offering of its common stock. The Company filed an amended SB-2 Registration Statement with the United States Securities and Exchange Commission on July 19, 2004. Once the SB-2 Registration Statement is declared effective the Company intends to raise a minimum of $50,000 and a maximum of $200,000 at $0.10 per share.

2.	Summary of Significant Accounting Policies
	a)	Year End
The Company's year-end is January 31.
	b)	Basis of Accounting
These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in U.S. dollars.
	c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	d)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.
	e)	Foreign Currency Transactions/Balances

The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

	f)	Exploration and Development Costs

The Company has been in the exploration stage since its formation in December 2003 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)
	g)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

	h)	Financial Instruments
The carrying value of cash, accounts payable, accrued liabilities and due to related parties approximate fair value due to the relatively short maturity of these instruments.
	i)	Concentration of Risk

The Company maintains its cash account in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is an uninsured business checking account maintained in U.S. dollars, which totalled $103 on October 31, 2004. At October 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities.

	j)	Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2004, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

	k)	Recent Accounting Pronouncements

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

	l)	Interim Financial Statements

These interim unaudited financial statements for the period ended October 31, 2004 have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U.S. dollars)

3.	Mineral Properties

In January 2004, the Company, through its President and director, acquired 100% of the rights, title and interest in a mining claim representing 18 units in the Lillooet Mining Division in the Province of British Columbia, Canada. Payment of $1,562 was required to record this mining claim and was paid as to 50% each by the President and the Secretary of the Company. The President of the Company will transfer title a subsidiary corporation to be formed by the Company if mineral material is discovered on the mining claim. British Columbia mining claims can only be held by British Columbia residents (individuals or corporations).

4.	Related Party Transactions/Balances
	a)

At October 31, 2004, the President and the Secretary of the Company are each owed $8,581 which are non-interest bearing, unsecured and due on demand. The amounts owing represent operating expenses and mineral property recording fees paid on behalf of the Company.

	b)

The President of the Company provides management services and office premises to the Company. The services are valued at $250 per month and office premises are valued at $100 per month. During the nine-month period ended October 31, 2004, donated management services of $1,500 and donated rent of $900 were recorded.

	c)

The Secretary of the Company provides consulting services to the Company valued at $250 per month. During the nine-month period ended October 31, 2004, donated management services of $2,250 were recorded.

5.	Income Taxes

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has a tax loss of $14,562 to offset future years taxable income expiring in fiscal 2024.

	The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:
		January 31,
		2004
		$
		(audited)
	Net Operating Loss	14,562
	Statutory Tax Rate	34%
	Effective Tax Rate	-
	Deferred Tax Asset	4,951
	Valuation Allowance	(4,951)
	Net Deferred Tax Asset	-

6.	Contingent Liability
	The Company is obligated to pay $10,000 in legal fees once the SB-2 Registration Statement has been declared effective.

7.	Restatement
	The Company has restated its financial statements for the period ended January 31, 2004. The nature of the restatement and the effect on net loss and loss per share are as follows:
		$
	Net loss for the period as previously reported	(13,600)
	Correction affecting net loss:
	Mineral property acquisition costs charged to operations	(1,562)
	Net loss for the period as restated	(15,162)

Adera Mines Limited
(An Exploration Stage Company)
Notes to the Financial Statements
(expressed in U.S. dollars)

7.	Restatement (continued)

There was no change to the net loss per share.

In addition to the restatement noted above certain other financial statement note disclosure revisions were made to improve the overall required disclosure of financial information of the Company's financial statements.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article IX of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.

2.	Nevada Revised Statutes, Chapter 78.

Our Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	300
Accounting Fees and Expenses	8,500
Legal Fees and Expenses	20,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	600
TOTAL	$30,000

Other than the foregoing, there is no statute, charter provision, bylaw contract or other arrangement that insures or indemnifies a controlling person, director or officer which affects his or her liability in that capacity.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Slavko Bebek	12-30-04	2,500,000	Cash of $25
1020 Harwood Street
Suite 1201
Vancouver, BC
Canada

Maryna Bilynska	12-30-04	2,500,000	Cash of $25
1020 Harwood Street
Suite 1201
Vancouver, BC
Canada

We issued the foregoing restricted shares of common stock to Mr. Bebek and Ms. Bilynska pursuant to section 4(2) of the Securities Act of 1933. Mr. Bebek and Ms. Bilynska are sophisticated investors, are officers and directors of the company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.     EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1*	Gold Ledge Mining Claim.
10.2*	Bill of Sale.
23.1	Consent of Manning Elliott
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

* Previously filed.

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 17th day of December, 2004.

ADERA MINES LIMITED
(Registrant)

BY:	/s/ Slavko Bebek
Slavko Bebek, President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the board of directors.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Slavko Bebek, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Slavko Bebek	President, Principal Executive Officer, Treasurer,	December 17, 2004
Slavko Bebek	Principal Financial Officer, Principal Accounting
Officer and a member of the Board of Directors

/s/ Maryna Bilynska	Secretary and a member of the Board of Directors	December 17, 2004
Maryna Bilynska